Exhibit 10.5

AMAG PHARMACEUTICALS, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

Name of Grantee:
No. of Restricted Stock Units:
Grant Date:
Pursuant to the AMAG Pharmaceuticals, Inc. Fourth Amended and Restated 2007 Equity Incentive Plan (the “Plan”), AMAG Pharmaceuticals, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.01 per share (the “Stock”) of the Company.
1.    Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Section 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.    Vesting of Restricted Stock Units. The restrictions and conditions of Section 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee maintains a Business Relationship with the Company (as defined below) on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Section 1 of this Agreement shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Incremental Number of Restricted Stock Units Vested	Vesting Date
[1/12 of [Number]]	June 1, 20XX
[1/12 of [Number]]	July 1, 20XX
[1/12 of [Number]]	August 1, 20XX
[1/12 of [Number]]	September 1, 20XX
[1/12 of [Number]]	October 1, 20XX
[1/12 of [Number]]	November 1, 20XX
[1/12 of [Number]]	December 1, 20XX
[1/12 of [Number]]	January 1, 20XX
[1/12 of [Number]]	February 1, 20XX
[1/12 of [Number]]	March 1, 20XX
[1/12 of [Number]]	April 1, 20XX
[1/12 of [Number]]	May 1, 20XX

The Administrator may at any time accelerate the vesting schedule specified in this Section 2.
“Business Relationship” means service to the Company or its successor in the capacity of an employee, officer, director, consultant, or advisor.
3.    Termination of Business Relationship. If the Grantee ceases to maintain a Business Relationship with the Company for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Section 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.
4.    Issuance of Shares of Stock. The Company shall issue to the Grantee, on the earlier of (a) the first anniversary of the Grant Date or (b) as soon as practicable (but not later than 90 days) following the date of termination of the Grantee’s service, provided that such termination constitutes a “separation from service” as such term is defined in Treasury Regulation Section 1.409A-1(h), (in either case, the “Delivery Date”), the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Section 2 of this Agreement, provided, however, that the Grantee acknowledges that the exact date of issuance of the shares shall be at the sole and exclusive discretion of the Company in accordance with this Section 4. The form of such issuance (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company. Upon such issuance, the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.
5.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.    Section 409A of the Code. The parties intend that this Award will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Award is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments and provisions hereunder comply with Section 409A of the Code. Anything in this Agreement to the contrary notwithstanding, if at the time of the Grantee’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Grantee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent the shares of Stock that the Grantee becomes entitled to receive under this Agreement on account of the Grantee’s separation from service would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such shares of Stock shall not be issued until the date that is the earlier of (a) six months and one day after the Grantee’s separation from service, or (b) the Grantee’s death. The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

7.    No Obligation to Continue Service. Neither the Plan nor this Award confers upon the Grantee any rights with respect to continued service as a member of the Board or to the Company.
8.    Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
9.    Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
10.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business to the attention of the Treasurer of the Company and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
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SIGNATURE PAGE TO AMAG PHARMACEUTICALS, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

AMAG PHARMACEUTICALS, INC.

By:
Name:	William K. Heiden
Title:	President and Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned, and the undersigned acknowledges receipt of a copy of this entire Agreement, a copy of the Plan, and a copy of the Plan’s related prospectus. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee's Signature

Grantee's name and address: